Exhibit 99.1

Pershing Square Tontine Holdings, Ltd. Announces

$4,000,000,000 Initial Public Offering at $20.00 Per Share

New York, July 22, 2020 -// Pershing Square Tontine Holdings, Ltd. (the “Company,” “PSTH” or “We”), a Delaware incorporated newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a private company, today announced its initial public offering of 200,000,000 units at a price of $20.00 per unit.

PSTH is sponsored by Pershing Square TH Sponsor, LLC (the “Sponsor”), which is wholly owned by three investment funds: Pershing Square Holdings, Ltd., Pershing Square, L.P., and Pershing Square International, Ltd, (together “the Pershing Square Funds”), which are managed by Pershing Square Capital Management, L.P. (“PSCM”). PSCM is a registered investment advisor with more than $10 billion of assets under management whose strategy is to acquire large minority stakes in high quality growth companies.

In connection with the initial public offering, the Company has entered into a forward purchase agreement with the Pershing Square Funds (the “Forward Purchasers”). The Forward Purchasers have committed to purchase in the aggregate a minimum of $1,000,000,000 of units, each consisting of one share of Class A common stock and one-third of one Redeemable Warrant, at a price of $20.00 per unit. In addition, the Forward Purchasers have the right to purchase up to an additional $2,000,000,000 of units (or more if agreed by the Company and the Forward Purchasers). Any such purchases will take place in one or more private placements to occur no later than simultaneously with the closing of the Company’s initial business combination.

PSTH will be one of the largest sources of cash equity capital for a private, single-company, minority investment in the world. When PSTH’s IPO proceeds are combined with the Pershing Square Funds’ forward purchase agreement, PSTH will have a minimum of $5 billion of cash equity capital. While comparably sized or larger investment funds generally seek to acquire controlling or 100% interests in diversified portfolios of companies, PSTH intends to merge with one private company and take it public through a transaction in which our stockholders will own a minority interest in the newly public company.

PSTH’s units are expected to be listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “PSTH.U” beginning July 22, 2020. Each of the 200,000,000 units has an offering price of $20.00 and consists of one share of our Class A common stock and one-ninth of one Redeemable Warrant (or 22,222,222 Redeemable Warrants in the aggregate, which we refer to as the “Distributable Redeemable Warrants”).

The amended and restated certificate of incorporation of the Company provides that an aggregate of 44,444,444 Redeemable Warrants (or two-ninths of one Redeemable Warrant for each unit issued in the initial public offering), which the Company refers to as the “Distributable Tontine Redeemable Warrants,” will be distributed on a pro-rata basis only to holders of record of the Class A common stock issued in the initial public offering (whether acquired in the initial public offering or afterward) that are outstanding after the time at which the Company redeems any shares of Class A common stock that the holders thereof have elected to redeem in connection with the Company’s initial business combination.

Each whole warrant may be exercised for one share of Class A common stock at a price of $23.00 per share. Only whole warrants will be exercisable. Once the shares of Class A common stock and one-ninth of a Distributable Redeemable Warrant comprising a unit begin separate trading (which the Company expects to occur on or about the 52nd day following the consummation of the initial public offering), the shares of Class A common stock and Redeemable Warrants are expected to be listed on the NYSE under the symbols “PSTH” and “PSTH.WS,” respectively. When the Distributable Tontine Redeemable Warrants are distributed in connection with the Company’s initial business combination, they are also expected to trade on the NYSE under the symbol PSTH.WS.

Simultaneously with the initial public offering, our Sponsor will purchase the Sponsor Warrants for $65,000,000 in a private placement. The Sponsor Warrants will become exercisable for 5.95% of the shares of the post-combination company on a fully diluted basis, will not be salable, transferable or exercisable until three years after the initial business combination, have a term of ten years, and a strike price of $24.00. The aggregate $65,000,000 price of the warrants was determined by the Company, in consultation with a third-party nationally recognized valuation firm, to be the fair market value as of the date of the initial public offering. Our directors will purchase an aggregate amount of $2,837,500 of Director Warrants, exercisable for approximately 0.26% of the common shares of the post-combination company on a fully diluted basis, with identical terms as the Sponsor Warrants.

Citigroup Global Markets Inc., Jefferies LLC and UBS Securities LLC are acting as joint book-running managers; CastleOak Securities, L.P., Loop Capital Markets LLC, Samuel A. Ramirez & Company, Inc. and Siebert Williams Shank & Co., LLC are acting as co-lead managers; and Academy Securities, Inc., C.L. King & Associates, Inc. and Roberts and Ryan Investments Inc. are acting as co-managers.

The initial public offering will be made only by means of a prospectus. A copy of the preliminary prospectus may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (800) 831-9146; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022, telephone: (877) 821-7388, or email: Prospectus_Department@Jefferies.com; or UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, telephone: (888) 827-7275 or email: ol-prospectusrequest@ubs.com.

A registration statement relating to the securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds.

No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the Company’s offering filed with the SEC and the preliminary prospectus included therein. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For more information visit www.PSTontine.com.

About Pershing Square Tontine Holdings, Ltd.

Pershing Square Tontine Holdings, Ltd. (the “Company”), a Delaware corporation, is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a private company. The Company is sponsored by Pershing Square TH Sponsor, LLC (the “Sponsor”), an affiliate of Pershing Square Capital Management, L.P. (“PSCM”), a registered investment advisor with more than $10 billion of assets under management.

Media Contact:

Pershing Square Capital Management, L.P.

Fran McGill

212-909-2455

McGill@persq.com